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                                                                    EXHIBIT 4.34

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                               FIRST AMENDMENT TO
                        INDENTURE AND SECURITY AGREEMENT


                          Dated as of October 26, 2001


                                     Between


                             AMERICAN AIRLINES, INC.



                                       and


               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION
                                 as Loan Trustee

                            ------------------------

                           One Boeing 737-823 Aircraft
                          U.S. Registration No. N965AN

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                               FIRST AMENDMENT TO
                        INDENTURE AND SECURITY AGREEMENT

                  This FIRST AMENDMENT TO INDENTURE AND SECURITY AGREEMENT (hereinafter referred to as this " First Indenture Amendment"), dated as of October 26, 2001, between AMERICAN AIRLINES, INC., a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association ("State Street"), as loan trustee under the Indenture referred to below (in such capacity, the "Loan Trustee").

                                   WITNESSETH:

                  WHEREAS, the Company, the Pass Through Trustee (as defined in the Participation Agreement referred to below), the Subordination Agent (as defined in the Participation Agreement referred to below), the Loan Trustee and State Street Bank and Trust Company of Connecticut, National Association, entered into that certain Participation Agreement, dated as of October 4, 2001 (the "Participation Agreement"), providing for the issuance by the Company of separate series of Equipment Notes secured by a security interest in the Company's right, title and interest in and to the Aircraft and certain other property described in the Indenture;

                  WHEREAS, in connection with the Participation Agreement, the Company and the Loan Trustee entered into that certain Indenture and Security Agreement, dated as of October 4, 2001, as supplemented by Indenture Supplement No. 1, dated October 4, 2001, filed with the Federal Aviation Administration (the "FAA") on October 4, 2001, and assigned microfilm number 02754 (such Indenture and Security Agreement, as heretofore amended and supplemented, the "Indenture"), pursuant to which the Company issued the Original Series C Equipment Notes to the Subordination Agent; and

                  WHEREAS, the Participation Agreement and the Indenture permit the optional redemption of the Original Series C Equipment Notes in connection with a Refunding;

                  WHEREAS, prior to the execution and delivery of this First Indenture Amendment, the Company, State Street, as Pass Through Trustee under various Pass Through Trusts, the Subordination Agent, the Loan Trustee and State Street in its individual capacity entered into that certain Class C Refunding Agreement, dated as of October 26, 2001 (the "Class C Refunding Agreement"), pursuant to which, among other things, all of the Original Series C Equipment Notes then outstanding under the Indenture will be redeemed pursuant to Section 2.11(b) of the Indenture and New Series C Equipment Notes substantially in the form set forth in Section 2.01 of the Indenture will be issued to the Subordination Agent; and



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                  WHEREAS, in connection with such issuance of New Series C
Equipment Notes and the other transactions contemplated by the Class C Refunding Agreement, the Company and the Loan Trustee desire to amend and supplement the Indenture.

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                  SECTION 1.1. AMENDMENT TO SECTION 2.01 OF THE INDENTURE.
Section 2.01 of the Indenture is amended by deleting the second sentence of footnote 3 and substituting in lieu thereof "Insert the closing date of the applicable Refunding for New Series C Equipment Notes and New Series D Equipment Notes."

                  SECTION 1.2. AMENDMENT TO SECTION 2.02 OF THE INDENTURE.
Section 2.02 of the Indenture is amended by: (i) deleting the parenthetical in clause (b) of the first sentence thereof and substituting the following in lieu thereof: "(or in the case of a New Series D Equipment Note, as specified in the applicable Indenture Refunding Amendment or, in the case of a Series E Equipment
Note issued after the Closing Date, as specified in an amendment to this Indenture)"; (ii) deleting from the third sentence of the first paragraph thereof the words "and Second New Series D Equipment Notes"; (iii) deleting from the third sentence of the second paragraph thereof the words "Original Series C Equipment Note" and substituting in lieu thereof the words "New Series C Equipment Note"; and (iv) deleting from the fourth sentence of the second paragraph thereof the words "New Series C Equipment Note," and "and Second New Series D Equipment Note".

                  SECTION 1.3. AMENDMENT TO SECTION 2.11 OF THE INDENTURE. Subsection (b) of Section 2.11 of the Indenture is amended by deleting the first sentence of such subsection (b) and substituting the following sentence in lieu thereof:

         "In connection with a Refunding as provided in Exhibit A to the Intercreditor Agreement, all of the Original Series D Equipment Notes, may be redeemed in whole by the Company without premium upon at least 2 days revocable prior written notice to the Loan Trustee at a redemption price equal to 100% of the unpaid principal amount of the Equipment Notes being redeemed, together with accrued interest thereon to (but excluding) the date of redemption and all other amounts payable hereunder or under the Participation Agreement to the applicable Noteholders."

                                   ARTICLE II


                  SECTION 2.1. AMENDMENT TO SECTION 3.03 OF THE INDENTURE.
Section 3.03 of the Indenture is amended by: (i) deleting in the first and second sentence thereof the words "the Original Series C Equipment Notes," and "or the American New Series D Equipment Notes"; and (ii) deleting clause "second" thereof and substituting the following in lieu thereof:



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                  "second, to pay the amounts specified in subclause (iv) of clause "third" of Section 3.04 then due and payable in respect of such Original Series D Equipment Notes; and".

                                   ARTICLE III

                  SECTION 3.1. AMENDMENT TO SECTION 9.01 OF THE INDENTURE.
Section 9.01 of the Indenture is amended by deleting in clause (xii) thereof the words "New Series C Equipment Notes," and "and/or Second New Series D Equipment Notes".

                                   ARTICLE IV

                  SECTION 4.1. AMENDMENT TO SCHEDULE I. Schedule I to the Indenture is amended by deleting the first page thereof in its entirety and substituting in lieu thereof the page set forth in Exhibit A hereto.

                                    ARTICLE V

                  SECTION 5.1. AMENDMENT TO ANNEX A. Annex A to the Indenture is amended as follows:

                  (a) The definition of "Debt Rate" is amended to read in its entirety as follows:

                  "Debt Rate" means (i) with respect to the Series A-1 Equipment Notes, the Series A-2 Equipment Notes, the Series B Equipment Notes, the New Series C Equipment Notes and the Original Series D Equipment Notes, the rate per annum specified for such Series under the heading "Interest Rate" in Schedule I to the Indenture, as such rate may be adjusted, in the case of the Series A-1 Equipment Notes, the Series A-2 Equipment Notes, the Series B Equipment Notes and the New Series C Equipment Notes, as necessary to provide for the increased interest rate borne by such Equipment Notes in the circumstances specified in Section 2(d) of the applicable Registration Rights Agreement and (ii) with respect to any New Series D Equipment Notes, the rate per annum specified as such in an Indenture Refunding Amendment applicable to such Series, subject to any adjustments as provided therein.

                  (b) The definition of "Equipment Note" is amended by (i) deleting the words "Original Series C Equipment Note," and substituting in lieu thereof the word "or" and (ii) deleting the words "or Second New Series D Equipment Note".



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                  (c) The definition of "Liquidity Facilities" is amended to read in its entirety as follows:

                           "Liquidity Facilities" means: (i) the three Revolving
                  Credit Agreements, each dated as of the Closing Date, between the Subordination Agent, as borrower, and the Liquidity Provider, and any replacements thereof; and (ii) the Revolving Credit Agreement, dated as of the Class C Refunding Date, between the Subordination Agent, as borrower, and the Liquidity Provider, and any replacement thereof; in each case as the same may be amended or supplemented or otherwise modified from time to time in accordance with its terms.

                  (d) The definition of "Make-Whole Amount" is amended by: (i) inserting in clause (a) thereof the words "or New Series C Equipment Note" after the words "Series B Equipment Note"; and (ii) deleting from clause (b) thereof the words "New Series C Equipment Note," and "Second New Series D Equipment Note".

                  (e) The definition of "New Series C Equipment Notes" is amended to read in its entirety as follows:

                           "New Series C Equipment Notes" means Equipment Notes
                  issued on or after the Class C Refunding Date, in the original principal amount and maturities and bearing interest as specified in Exhibit A to the First Indenture Amendment under the heading "Series C Equipment Notes."

                  (f) The definition of "Series D Equipment Notes" is amended in its entirety to read as follows:

                           "Series D Equipment Notes" means the Original Series
                  D Equipment Notes or, following a Refunding of the Original Series D Equipment Notes, the New Series D Equipment Notes.

                  (g) The definition of "Registration Rights Agreement" is amended to read in its entirety as follows:

                           "Registration Rights Agreement" means: (i) that
                  certain Registration Rights Agreement, dated as of October 4, 2001, among the Company, certain Pass Through Trustees and the Placement Agents; and (ii) that certain Registration Rights Agreement, dated as of the Class C Refunding Date, between the Company, the New Class C Trustee (as defined in the Class C Refunding Agreement) and the Placement Agent;



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                  in each case as the same may be amended, supplemented or
                  otherwise modified from time to time in accordance with its terms.

                  (h) Annex A to the Indenture is amended by inserting therein in alphabetical order the following definitions:

                           "Class C Refunding Agreement" means that certain
                  Class C Refunding Agreement, dated as of October 26, 2001, among the Company, State Street, as Pass Through Trustee under various Pass Through Trusts, the Subordination Agent, the Loan Trustee and State Street in its individual capacity, as originally executed and as modified, supplemented or amended pursuant to the applicable provisions thereof.

                           "Class C Refunding Date" means October 26, 2001.

                           "First Indenture Amendment" shall mean the First
                  Amendment to Indenture and Security Agreement, dated as of the Class C Refunding Date, between the Company and the Loan Trustee.

                  (i) Annex A to the Indenture is further amended by deleting the definitions of "American New Series D Equipment Notes" and "Second New Series D Equipment Notes".

                                   ARTICLE VI

                  SECTION 6.1. EFFECTIVE DATE OF AMENDMENTS. The amendments to the Indenture set forth herein shall be effective as of the time of the Closing (as defined in the Class C Refunding Agreement).

                  SECTION 6.2. RATIFICATION. Except as amended hereby, the Indenture shall remain in full force and effect in all respects.

                  SECTION 6.3. MISCELLANEOUS. This First Indenture Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The index preceding this First Indenture Amendment and the headings of the various Sections of this First Indenture Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. Neither this First Indenture Amendment nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination,



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amendment, supplement, waiver or modification shall be effective unless signed copies thereof shall have been delivered to the Company and the Loan Trustee. The terms of this First Indenture Amendment shall be binding upon, and inure to the benefit of, each of the Company and the Loan Trustee and their respective successors and assigns. THIS FIRST INDENTURE AMENDMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.



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                  IN WITNESS WHEREOF, the parties hereto have caused this First
Indenture Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                    AMERICAN AIRLINES, INC.



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:







                                    STATE STREET BANK AND TRUST COMPANY
                                    OF CONNECTICUT, NATIONAL ASSOCIATION,
                                    as Loan Trustee



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:



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                  EXHIBIT A TO FIRST AMENDMENT TO INDENTURE AND
                               SECURITY AGREEMENT


                                                                   SCHEDULE I to
                                                INDENTURE AND SECURITY AGREEMENT


                         DESCRIPTION OF EQUIPMENT NOTES

                            Original Principal
                                  Amount                   Interest Rate             Maturity Date
                            ------------------             -------------             -------------
Series A-1
Equipment Notes:                $ 6,011,683                    6.978%                 April 1, 2011

Series A-2
Equipment Notes:                $13,767,600                    7.858%                October 1, 2011

Series B
Equipment Notes:                $ 3,292,746                    8.608%                 April 1, 2011

Series C
Equipment Notes:                $ 4,536,761                    7.800%                October 1, 2006

Series D
Equipment Notes:                $ 4,417,242                    8.578%                October 1, 2006



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